EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2001 appearing in the 2000 Annual Report to Shareholders of PrimeLink Systems, Inc., which is incorporated by reference in PrimeLink System Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




/s/ LaPorte, Sehrt, Romig and Hand
A Professional Accounting Corporation
Metairie, LA


July 11, 2001